Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-21679) of Sovran Self Storage, Inc.,

(2)	Registration Statement (Form S-8 No. 333-42272) pertaining to the 1995 Award and Option Plan and to the 1995 Outside Directors’ Stock Option Plan,

(3)	Registration Statement (Form S-8 No. 333-42270) pertaining to the Deferred Compensation Plan for Directors of Sovran Self Storage, Inc.,

(4)	Registration Statement (Form S-8 No. 333-73806) pertaining to the 1995 Award and Option Plan,

(5)	Registration Statement (Form S-8 No. 333-107464) pertaining to the 1995 Outside Directors’ Stock Option Plan,

(6)	Registration Statement (Form S-8 No. 333-138937) pertaining to the 2005 Award and Option Plan,

(7)	Registration Statement (Form S-3 No. 333-187351) and related Prospectus of Sovran Self Storage, Inc. for the registration of 3,000,000 shares of its common stock, and

(8)	Registration Statement (Form S-3 No. 333-195592) and related Prospectus of Sovran Self Storage, Inc. for the registration of common stock, preferred stock, warrants, debt securities and units.

of our reports dated February 24, 2015, with respect to the consolidated financial statements and schedule of Sovran Self Storage, Inc., and the effectiveness of internal control over financial reporting of Sovran Self Storage, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Buffalo, New York
February 24, 2015